CORPORATE ACCOUNT AGREEMENT


                                                                      EXHIBIT D

ADLER, COLEMAN & CO., INC.
20 Broad Street, New York, New York 10005 / (212) 422-9780

      Florescue Family Corporation                        49-501308 4902
           CUSTOMER'S NAME                                ACCOUNT NUMBER


               (AUTHORIZING TRADING IN SECURITIES AND PERMITTING
                 MARGIN TRANSACTIONS, OPTIONS AND SHORT SALES)



Gentlemen:

The undersigned Corporation, by, Barry Florescue, its President, pursuant to resolutions of the BOARD OF DIRECTORS, a copy of which, certified by the Secretary, is annexed hereto, hereby authorizes you to open an account in the name of said Corporation; and the undersigned represent that no one other than the undersigned has any interest in such account. The undersigned also encloses herewith your Account Application, Margin Agreement/Loan Consent (if applicable) and Options Agreement (if applicable) duly executed on behalf of the Corporation. This authorization shall continue in force until revoked by the undersigned Corporation by a written notice, addressed to you and delivered at your office at 20 Broad Street, New York, N.Y.

Dated     11/23/93
      --------------------------

      Delray Beach, FL
      --------------------------
         (City)      (State)


                                             Very truly yours,


                                             ---------------------------------

                                             By    /s/
                                                ------------------------------
                                                           President


I, Mark Myers, being the Secretary of Florescue Family Corp., hereby certify that the annexed resolutions were duly adopted at a meeting of the Board of Directors of said Corporation, duly held on the 23 day of Nov., at which a quorum of said Board of Directors was present and acting throughout and that no action has been taken to rescind or amend said resolutions and that the same are now in full force and effect.

I further certify that each of the following has been duly elected, is now legally holding the office set opposite his name and the signature set opposite his name is genuine.



Barry Florescue        President
- ---------------------,


- ---------------------, Vice-President


- ---------------------, Treasurer

Mark Myers
- ---------------------, Secretary


I further certify that the said Corporation is duly organized and existing and has the power to take the action called for by the resolutions annexed hereto.

IN WITNESS WHEREOF, I have hereunto affixed my hand this 23 day of Nov., 1993.

                                              /s/ Mark Myers
                                            -------------------------
                                                 Secretary




      CERTIFIED COPY OF CERTAIN RESOLUTIONS ADOPTED BY THE BOARD OF
           DIRECTORS WHEREBY THE ESTABLISHMENT AND MAINTENANCE
                   OF ACCOUNTS (WITH LIMITED AUTHORITY)
                           HAVE BEEN AUTHORIZED


RESOLVED--

FIRST: That the President or any Vice-President of this Corporation,
or                                   or
be and they hereby are, and each of them hereby is, authorized and empowered, for and on behalf of this Corporation (herein called the "Corporation"), to establish and maintain one or more accounts, with ADLER, COLEMAN & CO., INC. (herein called the "Brokers") and to deposit funds in any of said accounts and to deliver to the Brokers for said accounts any and all forms of securities (including within the meaning of such term as used herein, but not by way of limitation, shares, stocks, bonds, debentures, notes, script, participation certificates, rights to subscribe, options, warrants, certificates of deposit, mortgages, choses in action, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured or unsecured, whether represented by trust, participating and/or other certificates or otherwise); to sell any and all forms of securities which may be in the possession of the Brokers and which they may be carrying for the Corporation in any of said accounts; and to buy any and all forms of securities for the account of the Corporation.

The fullest authority at all times with respect to any such commitment or with respect to any transaction deemed by any of the said officers and/or agents to be proper in connection therewith is hereby conferred, including authority (without limiting the generality of the foregoing) to give written or oral instructions to the Brokers with respect to said transactions; to bind and obligate the Corporation to and for the carrying out of any contract, arrangement, or transaction, which shall be entered into by any such officer and/or agent for and on behalf of the Corporation with or through the Brokers; to pay in cash or by checks and/or drafts drawn upon the funds of the Corporation such sums as may be necessary in connection with any of the said accounts; to order the transfer or delivery of securities to any other person whatsoever, and/or to order the transfer of record of any securities to any name selected by any of the said officers or agents; to affix the corporate seal to any documents or agreements, or otherwise; to endorse any securities in order to pass title thereto; to direct the sale or exercise of any rights with respect to any securities; to sign for the Corporation all releases, powers of attorney and/or other documents in connection with any such account, and to agree to any terms or conditions to control any such account; to direct the Brokers to surrender any securities to the proper agent or party for the purpose of effecting any exchange or conversion, or for the purpose of deposit with any protective or similar committee, or otherwise; to accept delivery of any securities; to appoint any other person or persons to do any and all things which any of the said officers and/or agents is hereby empowered to do, and generally to do and take all action necessary in connection with the account, or considered desirable by such officer and/or agent with respect thereto.

SECOND: That the Brokers may deal with any and all of the persons directly or indirectly by the foregoing resolution empowered, as though they were dealing with the Corporation directly.

THIRD: That the Secretary of the Corporation be and he hereby is authorized, empowered and directed to certify, under the seal of the Corporation, or otherwise to the Brokers:

(a) a true copy of these resolutions;
(b) specimen signatures of each and every person by these resolutions empowered;
(c) a certificate (which, if required by the Brokers, shall be supported by an opinion of the general counsel of the Corporation, or other counsel satisfactory to the Brokers) that the Corporation is duly organized and existing, that its charter empowered it to transact the business by these resolutions defined, and that no limitation has been imposed upon such powers by the By-Laws or otherwise.


FOURTH: That the Brokers may rely upon any certification given in accordance with these resolutions, as continuing fully effective unless and until the Brokers shall receive due written notice of a change in or the rescission of authority as evidenced, and the dispatch or receipt of any other form of notice shall not constitute a waiver of this provision, nor shall the fact that any person hereby empowered ceases to be an officer of the Corporation or becomes an officer under some other title in any way affect the powers hereby conferred. The failure to supply any specimen signature shall not invalidate any transaction if the transaction is in accordance with authority actually granted.

FIFTH: That in the event of any change in the office or powers of persons hereby empowered, the Secretary shall certify such changes to the Brokers in writing in the manner hereinabove provided, which notification, when received, shall be adequate both to terminate the powers of the persons theretofore authorized, and to empower the persons thereby substituted.

SIXTH: That the foregoing resolutions and the certificates actually furnished to the Brokers by the Secretary of the Corporation pursuant thereto, be and they hereby are made irrevocable until written notice of the revocation thereof shall have been received by the Brokers.

(b) A statement of any of the undersigned's accounts shall be conclusive and binding upon the undersigned if the undersigned does not object thereto in writing within ten days after Adler Coleman has sent the statement of account to the undersigned by mail or otherwise.

(c) Communications may be sent to the undersigned at the address of the undersigned given in the Account Application or at such other address as the undersigned may hereafter specify, and all communications so sent, whether by messenger, mail, telegraph or other electronic means, shall be deemed given to the undersigned personally, whether actually received or not, on the date sent by messenger, telegraph or other electronic means or three business days after mailed.

(d) Market prices appearing on a statement of account for purposes of valuing the portfolio of the undersigned shall be used merely as a guide and shall not be relied upon as, or deemed to be, accurate or correct.

9. Arbitration. o Arbitration is final and binding on the parties. o The parties are waiving their right to seek remedies in court, including the right to jury trial. o Pre-arbitration discovery is generally more limited than and different from court proceedings. o The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited. o The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry. The undersigned agrees and, by carrying an account for the undersigned, Adler Coleman, and your broker agree, that except as inconsistent with the foregong sentence, all controversies which may arise between the undersigned and Adler Coleman and/or your broker concerning any transaction or the constructions, performance or breach of this or any other agreement between the undersigned and Adler Coleman and/or your broker, whether entered into prior on or subsequent to the date hereof, shall be determined by arbitration to be held in accordance with the rules of the Board of Arbitration of The New York Stock Exchange, Inc., the rules of The American Arbitration Association or the Code of Arbitration Procedure of National Association of Securities Dealers Inc., whichever the undersigned may select. If the undersigned does not make a selection by registered or certified mail addressed to Adler Coleman or your broker at its main office within five business days after Adler Coleman or your broker shall have given notice to the undersigned requesting a selection, Adler Coleman may make a selection on behalf of the undersigned. No arbitration or other proceeding with respect to a controversy may be commenced by the undersigned more than one year after the action or omission upon which such controversy is based. If the undersigned shall by any court proceeding be unsuccessful in resisting arbitration, the undersigned shall reimburse Adler Coleman and your broker for all costs and expenses (including attorneys' fees) incurred by them in connection with such court proceeding. Any arbitration award shall be final, and judgment on the award rendered may be entered in any court having jurisdiction.

10. Applicable Rules and Regulations. All transactions effected pursuant to this Customer Agreement shall be subject to (i) the constitution, by-laws, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, where such transactions are executed by Adler Coleman or its agents, (ii) applicable federal, state and local laws, rules and regulations and (iii) the constitution, by-laws, rules and regulations of any securities self-regulatory authority to whose jurisdiction Adler Coleman is subject, in each case whether now existing or hereafter adopted or amended.

11. Governing Law. Except as provided in Section 10, this Customer Agreement shall be governed by and construed in accordance with the laws of the State of New York. The undersigned acknowledges that the undersigned's Account Application has been submitted without solicitation by Adler Coleman upon the understanding that neither it nor any agreement related thereto shall be effective until they are accepted by Adler Coleman in the State of New York.

12. Assignment. All agreements between the undersigned and Adler Coleman and all instruments and other documents delivered by the undersigned to Adler Coleman may be relied upon by, and shall inure to the benefit of, Adler Coleman's successors and assigns. Adler Coleman may transfer all of the undersigned's accounts to any such successor or assign. This Agreement shall be binding upon the undersigned's personal representative, heirs and assigns.

13. Capacity. The undersigned,if an individual, is of legal age. Neither the undersigned nor the undersigned's spouse is (unless otherwise indicated in the undersigned's Account Application) an employee of any exchange, any corporation of which any exchange owns a majority of the capital stock, any member firm or member corporation of any exchange, any bank, trust company or insurance company or any corporation, association, firm or individual engaged in the business of dealing, either as a broker or principal, in securities, bills of exchange, acceptances or other forms of commercial paper. The undersigned agrees to promptly notify Adler Coleman in writing if either the undersigned or the undersigned's spouse becomes so employed. If either the undersigned or the undersigned's spouse is or becomes so employed, Adler Coleman will not execute any transaction for the undersigned's account until Adler Coleman has received written confirmation that the employer is aware of the undersigned's account with Adler Coleman. Adler Coleman will also notify the employer, prior to the execution of any transaction for the undersigned's account, of the undersigned's intention to open or maintain an account with Adler Coleman and, upon written request by the employer, transmit to the employer duplicate copies of confirmations, statements or other information with respect to the undersigned's account. Except as otherwise indicated in the undersigned's Account Application, no one other than the undersigned has or will have an interest (other than any community property interest that the undersigned's spouse may have under applicable law) in any account of the undersigned with Adler Coleman.

14. Payments. No acceptance by Adler Coleman of a lesser sum than the full amount due shall be deemed to be other than a payment on account, and no endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to be an accord and satisfaction.

15. Joint Accounts. If the undersigned shall consist of more than one person, the obligations and liabilities of each person with respect to any account of the undersigned shall be joint and several.

16. Liability for Others. Adler Coleman shall not have any responsibility or liability for any actions or omissions hereunder or otherwise (i) of any agent selected by Adler Coleman with reasonable care or (ii) of Adler Coleman or its employees unless such actions or omissions constitute gross negligence or arose out of willful misconduct. Without limiting the foregoing, Adler Coleman shall not be liable for any loss or liability caused directly or indirectly by governmental restrictions, exchange or market rulings, suspensions of trading, interruptions in telecommunications services or facilities, wars, strikes or other conditions beyond Adler Coleman's control.

17. Selection of Exchange or Market. Unless specifically instructed otherwise, Adler Coleman is authorized to select the exchange or market where all orders will be executed.

18. Inquiries. The undersigned authorizes Adler Coleman to furnish upon request (i) to the broker of the undersigned all information relating to the undersigned's accounts and (ii) to the issuer of securities the undersigned's name, address and securities positions relating to the securities of such issuer.

19. Termination. This Customer Agreement may be terminated by the undersigned or Adler Coleman only by giving written notice to that effect to the other of them. Notwithstanding any termination of this Customer Agreement or any closing of any account of the undersigned, this Customer Agreement shall remain in full force and effect with respect to all actions and omissions occurring prior to such termination or closing.

20. Implied Waivers. No action or inaction on the part of Adler Coleman shall be deemed to be a waiver, continuing or otherwise, of its rights or the undersigned's obligations hereunder or otherwise, unless such waiver is set forth in a writing signed by Adler Coleman.

21. Disclosure Letter. The undersigned will not enter an order to trade or carry any security until after the undersigned has received and reviewed a letter entitled "Disclosure Statement Pursuant to SEC Approved Amendments to New York Stock Exchange Rules 302 and 405 Effective February 19, 1982" which described the agreement between your broker, as introducing broker, and Adler Coleman, as carrying broker, and agrees to be bound by the division of responsibilities reflected therein.

22. Miscellaneous.

(a) Free credit balances in any account of the undersigned with Adler Coleman shall be maintained in such account solely for the purpose of investing or reinvesting in securities and other property.

(b) All telephone calls with Adler Coleman shall be tape recorded.

(c) If any provision or condition of this Customer
Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or condition and all other provisions and conditions of this Customer Agreement shall remain in full force and effect.

(d) Except as otherwise expressly provided herein, no waiver, modification or amendment of any provision of this Customer Agreement and no other agreement, document or instrument shall be effective against or binding upon Adler Coleman unless it is contained in a writing signed by Adler Coleman.

(e) This Customer Agreement shall be deemed to be automatically amended with the consent of the undersigned, Adler Coleman, and your broker as necessary to conform to the requirements of any exchange or market and its clearing house, if any Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Securities Investor Protection Corporation.

(f) All rights of Adler Coleman contained herein are in addition to any other rights it may have at law, in equity or otherwise, and the exercise of any such right shall not constitute a waiver of or a limitation on Adler Coleman's right to exercise any such other right when and as it may determine.

In consideration of Adler Coleman accepting a Margin Account of the undersigned the undersigned understands and agrees that, in addition to the provisions of the undersigned's Customer Agreement, the following provisions apply:

1. Scope of Provisions. These provisions shall apply to all transactions effected by Adler Coleman on margin in or for any account of the undersigned and to all securities carried by Adler Coleman on margin in or for any account of the undersigned.

2. Margin Requirements. The undersigned shall at all times maintain such securities and/or cash in the accounts of the undersigned for margin purposes as Adler Coleman shall require from time to time. Such requirements may be stricter than those required by applicable laws, rules and regulations.

3. Interest Charges on Debit Balances. The undersigned agrees to pay interest on all debit balances in any of the undersigned's accounts with Adler Coleman. Interest shall be computed and charged in accordance with Adler Coleman's standard methods and procedures. Such methods and procedures may be changed from time to time and at any time. Advance notice of such change shall be given to the undersigned. Unless the undersigned is notified in writing to the contrary, the interest rate shall not exceed 1/2% above the "broker call rate" in effect from time to time. In no event, however, shall the interest rate exceed the maximum rate permitted by applicable law. Unpaid interest charges will be added to the opening balance of the next computation period, which means that the undersigned will be charged interest on interest due in respect of a prior computation period.

4. Disclosure Statement. The undersigned will not enter an order to trade or carry any securities on margin until after the undersigned has received and reviewed the Initial Disclosure Statement required to be furnished by Adler Coleman to the undersigned pursuant to the Truth-In-Lending Rule adopted by the Securities and Exchange Commission.

5. Pledge of Securities. All securities now or hereafter carried by Adler Coleman in or for any account of the undersigned may be pledged, repledged, hypothecated, or re-hypothecated by Adler Coleman from time to time without notice to the undersigned either separately or in common with other securities for any amount due in the accounts of the undersigned or for any greater amount, and Adler Coleman may do so without retaining in its possession or under its control for delivery a like amount of similar securities. Adler Coleman is hereby authorized to lend, to itself as principal or otherwise, or to others any securities held by Adler Coleman on margin for the account of, or under the control of, the undersigned either separately or in common with other securities, without notice to the undersigned.

6. Short Sales. The undersigned agrees to notify Adler Coleman either directly or through your Broker of any "short" sale by the undersigned at the time the order therefore is placed, and the undersigned hereby authorizes Adler Coleman to mark any such order as being "short."

7. Liquidiation. If the equity in the undersigned's Margin Account falls below the maintenance margin requirements established from time to time by Adler Coleman, Adler Coleman shall be entitled to exercise any and all rights set forth in the undersigned's Customer Agreement. Nothing contained in this Section 7 shall be deemed to limit or restrict the circumstances under which such rights may be exercised. Adler Coleman shall not be liable to the undersigned for exercising any such rights if changes in the market price or value of securities or open contract positions then held in the undersigned's Margin Account would have alleviated the maintenance margin deficiency.

The undersigned acknowledges that the undersigned has read, understands and agrees to the terms of this Margin Agreement, and FURTHER
ACKNOWLEDGES THAT THE UNDERSIGNED'S SECURITIES MAY BE LOANED TO ADLER COLEMAN OR LOANED OUT TO OTHERS.

x /s/ Barry Florescue, President 1/12/93      x
- ------------------------------------------    ---------------------------------
Signature (and Title, if applicable)  Date    Signature (if Joint Account) Date

              CUSTOMER FINANCIAL STATEMENT/OPTION AGREEMENT

Note: This section should only be completed if you wish to trade options. The information requested below is required by the rules and regulations of the various designated option exchanges. The Options Clearing Corporation and the National Association of Securities Dealers, Inc.